Exhibit 10.2

SHAREHOLDERS’ AGREEMENT

THIS Shareholders’ Agreement, (this “Agreement”), dated as of January 25, 2015, is entered into by and among Lakes Entertainment, Inc., a Minnesota corporation (“Parent”), The Blake L. Sartini and Delise F. Sartini Family Trust (the “Company Stockholder”) and each of the shareholders of Parent listed on Schedule I to this Agreement (collectively, the “Parent Shareholders” and, together with the Company Stockholder, the “Shareholders”).

WHEREAS, contemporaneously with the execution of this Agreement, Parent, LG Acquisition Corporation, a Nevada corporation and a wholly owned subsidiary of Parent (“Merger Subsidiary”), Sartini Gaming, Inc., a Nevada corporation (the “Company”) and the Company Stockholder, are entering into an Agreement and Plan of Merger, dated as of the date hereof (the “Merger Agreement”), providing, among other things, for the merger of Merger Subsidiary with and into the Company (the “Merger”);

WHEREAS, as more fully described in the Merger Agreement, at the effective time of the Merger (the “Effective Time”), outstanding shares of the Company’s capital stock, including those held by the Company Stockholder, are being converted into the right to receive shares of common stock, $0.01 par value per share, of Parent (the “Parent Common Stock”), on the terms and conditions set forth in the Merger Agreement;

WHEREAS, as a condition of and an inducement to the Parent’s and Merger Subsidiary’s willingness to enter into the Merger Agreement, Parent and Merger Subsidiary have required that the Company Stockholder enter into this Agreement;

WHEREAS, as a condition of and an inducement to the Company’s and the Company Stockholder’s willingness to enter into the Merger Agreement, the Company and the Company Stockholder have required that Parent and the Parent Shareholders enter into this Agreement; and

WHEREAS, Parent, the Company Stockholder and each Parent Shareholder desire, for their mutual benefit and protection, to enter into this Agreement to set forth their respective rights and obligations with respect to the affairs of Parent following the Merger.

NOW, THEREFORE, in consideration of the premises and the mutual promises and covenants contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Section 1.       Definitions. For the purposes of this Agreement, capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to them as set forth below, or if not set forth below, as set forth in the Merger Agreement:

“Additional Owned Shares” means all shares of Parent Common Stock and any other equity securities of the Parent that are (i) beneficially owned by a Shareholder or any of its Affiliates and (ii) acquired after the Effective Time and prior to the termination of this Agreement.

“Affiliate” has the meaning set forth in the Merger Agreement; provided, however, that Parent shall be deemed not to be an Affiliate of any Shareholder.

“beneficial ownership” (and related terms such as “beneficially owned” or “beneficial owner”) has the meaning set forth in Rule 13d-3 under the Exchange Act.

“Board” means the board of directors of Parent.

“Covered Shares” means, with respect to a Shareholder, such Shareholder’s Owned Shares and Additional Owned Shares.

“Director Designee” means, as of the Effective Time, the Initial Designees, and thereafter the individuals designated pursuant to and in accordance with Section 2(c).

“Independent” means, when used to describe a person, that such person qualifies as an “independent director” (as such term is defined in NASDAQ Equity Rule 5605(a)(2)) with respect to Parent and meets the minimum requirements to serve on Parent’s audit committee and compensation committee under NASDAQ Marketplace Rules, in each case as amended from time to time.

“Initial Designees” has the meaning set forth in Section 2(b).

“Margining of Shares” means the pledge of Covered Shares as collateral for indebtedness but not the subsequent exercise of rights with respect to such collateral following a call of such indebtedness.

“MBCA” means the Minnesota Business Corporation Act, as amended.

“Nominating Committee” means the Corporate Governance Committee of Parent, or any successor committee thereof responsible for the nomination of candidates for election to the Board.

“Owned Shares” means all shares of Parent Common Stock and any other equity securities of the Parent which are beneficially owned by a Shareholder or any of its Affiliates as of the Effective Time.

“Proxy” has the meaning set forth in Section 3(b).

“Transfer” means, with respect to a security, the transfer, pledge, hypothecation, encumbrance, assignment or other disposition (whether by sale, merger, consolidation, liquidation, dissolution, dividend, distribution or otherwise) of such security or the beneficial ownership thereof, the offer to make such a transfer or other disposition, and each option, agreement, arrangement or understanding, whether or not in writing, to effect any of the foregoing (other than with respect to the Margining of Shares in compliance with Section 3(f)). As a verb, “Transfer” shall have a correlative meaning.

Section 2.         Board Composition.

(a)     Size of the Board. From and after the Effective Time for the remainder of the term of this Agreement, the Board shall be comprised of seven directors.

(b)     Board Nominees. At the Effective Time, Parent shall appoint to the Board the seven directors designated pursuant to, and in accordance with, Section 1.9 of the Merger Agreement (the “Initial Designees”). Parent shall, beginning with Parent’s 2015 annual meeting of shareholders and continuing for the term of this Agreement, subject to applicable law, include each of the Director Designees in the slate of nominees recommended by the Board to the shareholders of Parent, and included in the related Parent proxy statement (if applicable), for election to the Board at any annual or special meeting of shareholders of Parent at which directors are to be elected.

(c)     Director Designees.

 (i)     From and after the Effective Time for the remainder of the term of this Agreement:

(A)     Lyle Berman shall (I) designate Timothy Cope (or another director designated by Mr. Berman in the event that Mr. Cope is no longer willing or able to be designated for nomination) and (II) have the right to designate two (but not more than two) additional individuals, one of whom may be Mr. Berman (except as provided in Section 3 of the NOL Preservation Agreement), for nomination by the Board for election as directors of Parent (at least one of whom shall be Independent); provided, that, in the absence of any such designation, the Initial Designees appointed pursuant to Sections 1.9(b)(i) and (iii) of the Merger Agreement (or any replacement thereof designated pursuant to this Section 2(c)(i)(A)) shall be nominated if still eligible to serve;

(B)     the Company Stockholder shall have the right to designate three (but not more than three) individuals for nomination by the Board for election as directors of Parent (at least two of whom shall be Independent); provided, that, in the absence of any such designation, the Initial Designees appointed pursuant to Sections 1.9(b)(ii) and (iv) of the Merger Agreement (or any replacement thereof designated pursuant to this Section 2(c)(i)(B)) shall be nominated if still eligible to serve; and

(C)     Mr. Berman and the Company Stockholder shall have the right to jointly designate one (but not more than one) individual for nomination by the Board for election as a director of Parent (who shall be Independent); provided, that, in the absence of any such designation, the Initial Designee appointed pursuant to Section 1.9(b)(v) of the Merger Agreement (or any replacement thereof designated pursuant to this Section 2(c)(i)(C)) shall be nominated if still eligible to serve.

provided further, that, notwithstanding the foregoing, in the event that in the future Mr. Berman is unwilling or unable to provide his designees as provided above, Mr. Berman’s rights of designation pursuant to Section 2(c)(i) shall thereafter be exercised by the Nominating Committee.

(ii)     With respect to each person designated pursuant to Section 2(c)(i), each Director Designee and the designating party shall promptly provide to the Nominating Committee completed director questionnaires and any other information that the Nominating Committee may reasonably request. In the event the Nominating Committee determines reasonably and in good faith that a Director Designee that is required to be Independent under Section 2(c)(i) is not Independent, or that any Director Designee is otherwise ineligible to serve, the Nominating Committee will inform the designating party and the Director Designee of its determination and the basis therefor in writing and in reasonable detail and will allow a reasonable opportunity for the designating party and the Director Designee to evaluate the determination, including through meetings and discussions with the Nominating Committee regarding the circumstances of the Director Designee’s Independence or eligibility to serve, as applicable. Following such discussions, if the Nominating Committee, acting reasonably and in good faith and not in any manner constrained from exercising its fiduciary duties, has not reversed its determination that the Director Designee is not Independent or is otherwise ineligible to serve, then, (x) in the case of a Director Designee who has been submitted for nomination, the designating party shall submit a replacement Director Designee for consideration by the Nominating Committee in accordance with the requirements of Section 2(c)(i) promptly after notification from the Nominating Committee that a replacement Director Designee is required, or (y) in the case of a Director Designee who is an incumbent director, such Director Designee will, if requested by the Nominating Committee, promptly tender his or her resignation from the Board, and the resulting vacancy will be filled pursuant to Section 2(c)(i) or 2(d), as applicable.

(d)     Board Vacancies. From and after the Effective Time for the remainder of the term of this Agreement, if at any time between annual meetings of shareholders of Parent, a director seat to which a Director Designee has been appointed or elected becomes vacant (whether due to the resignation, removal or death of a director), Parent shall use its commercially reasonable efforts to cause such vacancy to be filled by another Director Designee designated by the applicable designating party in accordance with Section 2(c).

(e)     Board Chairman. From and after the Effective Time for the remainder of the term of this Agreement, Parent shall, subject to applicable law and the requirements of NASDAQ, cause Blake Sartini to be elected to serve as Chairman of the Board to the extent that Mr. Sartini continues to serve as a director of Parent.  In such capacity, Mr. Sartini shall have the duties and powers commonly incident to the position of chairman of the board of a public company as specified in the By-Laws of Parent (as amended from time to time) and shall also perform such other duties and have such other powers as the Board shall designate from time to time.

(f)     No Liability for Election of Recommended Directors. No Shareholder, nor any Affiliate of any Shareholder, shall have any liability as a result of designating a person for election as a director for any act or omission by such designated person in his or her capacity as a director of Parent, nor shall any Shareholder have any liability as a result of voting for any such designee in accordance with the provisions of this Agreement.

Section 3.        Voting Agreement.

(a)     Shareholder Vote. From and after the Effective Time for the remainder of the term of this Agreement, at any meeting of the shareholders of Parent, however called, or at any adjournment thereof, or in any other circumstance in which the vote, consent or other approval of the shareholders of Parent is sought in respect of the election or removal of directors, each Shareholder shall, and shall cause any other holder of record of its Covered Shares to, (x) appear at each such meeting or otherwise cause all of such Shareholder’s Covered Shares that it beneficially owns as of the record date for such vote to be counted as present thereat for purposes of calculating a quorum and (y) vote (or cause to be voted), or execute and deliver a written consent (or cause a written consent to be executed and delivered) covering, all of such Shareholder’s Covered Shares:

(i)      in favor of any nominee or director recommended by the Board to be nominated for election to the Board; and

(ii)      against the removal from the Board of any director previously nominated for election by the Board (unless such removal is recommended by the Board in compliance with the terms of this Agreement).

(b)     Irrevocable Proxy. Concurrently with the execution of this Agreement, each Shareholder agrees to execute and deliver to Parent an irrevocable proxy in the form attached as Exhibit A hereto (subject to the proviso to this sentence, each, a “Proxy”), which shall be irrevocable to the extent permitted by applicable law, covering all such Shareholder’s Covered Shares; provided, however, that, in the event that the number of such Shareholder’s Covered Shares are modified, including due to the acquisition of Additional Owned Shares, such Shareholder may (and, promptly upon any request by Parent, shall) execute and deliver to Parent an irrevocable proxy in the form attached as Exhibit A hereto, except that the definition of “Covered Shares” therein will be updated accordingly, and, upon delivery of such new proxy to Parent, Parent will destroy the existing Proxy and such new proxy will be deemed the Proxy for the purposes of this Agreement. Each Shareholder hereby represents to Parent that, except for the proxies pursuant to the Parent Voting Agreements, any proxies heretofore given in respect of such Shareholder’s Covered Shares are not irrevocable and that any such proxies are hereby revoked, and such Shareholder agrees to promptly notify Parent of such revocation. Each Shareholder hereby affirms that its Proxy is given in connection with the execution of the Merger Agreement and that such irrevocable proxy is given to secure the performance of the duties of such Shareholder under this Agreement. Each Shareholder hereby further affirms that its Proxy is coupled with an interest and may under no circumstances be revoked. Each Shareholder hereby ratifies and confirms all that such irrevocable proxy may lawfully do or cause to be done by virtue hereof. Without limiting the generality of the foregoing, such irrevocable proxy is executed and intended to be irrevocable in accordance with the provisions of Section 302A.449 of the MBCA. If for any reason the proxy granted herein is not irrevocable, each Shareholder agrees to vote such Shareholder’s Covered Shares in accordance with Section 3(a) hereof.

(c)     The parties agree that this Agreement is a voting agreement created under Section 302A.455 of the MBCA.

(d)     Other Matters. Except as expressly set forth in Sections 3(a), 3(b) and 3(c), the Shareholders will be entitled to vote their Covered Shares in their discretion on any other matter submitted to or acted upon by the shareholders of Parent.

(e)     No Disposition or Adverse Act. Each Shareholder hereby covenants and agrees that, except as contemplated by this Agreement and the Merger Agreement, such Shareholder shall not (i) Transfer or enter into any agreement for or consent to any Transfer of any or all of such Shareholder’s Covered Shares or any interest therein without providing five (5) Business Days’ prior written notice of such proposed Transfer to the Parent (and, prior to the Effective Time, the Company) specifying that such Transfer complies with this Agreement and all applicable securities laws, (ii) except for the proxies granted pursuant to the Parent Voting Agreements, grant any proxy, power-of-attorney or other authorization or consent in or with respect to any or all of such Shareholder’s Covered Shares, (iii) deposit any or all of such Shareholder’s Covered Shares into a voting trust or, except for a Parent Voting Agreement, enter into a voting agreement or arrangement with respect to any or all of such Shareholder’s Covered Shares or (iv) take any other action that would in any way restrict, limit or interfere with the performance of such Shareholder’s obligations hereunder or the transactions contemplated hereby or by the Merger Agreement. Any attempted Transfer of any Shareholder’s Covered Shares or any interest therein in violation of this Section 3(e) shall be null and void. Nothing in this Section 3(e) shall prohibit a Transfer of a Shareholder’s Covered Shares by such Shareholder: (i) if such Shareholder is an individual: (A) to any member of such Shareholder’s immediate family or to a trust for the benefit of such Shareholder or any member of any such Shareholder’s immediate family, but solely for estate planning purposes; or (B) upon the death of such Shareholder; or (ii) if such Shareholder is a partnership or limited liability company, to one or more partners or members of such Shareholder or to an affiliated corporation under common control with such Shareholder; provided, however, that any Transfer referred to in this Section 3(e) shall be permitted only if the transferee agrees in writing, reasonably satisfactory in form and substance to the Parent (and, prior to the Effective Time, the Company), to be bound by the terms of this Agreement. Notwithstanding the foregoing limitations, after receipt of the Parent Shareholder Approval, any Shareholder will be permitted, subject to compliance with any other contract or agreement executed by such Shareholder in connection with the Merger Agreement, including the NOL Preservation Agreement and that certain Voting and Support Agreement, dated as of even date with, by and among Parent, the Parent Shareholders and the Company, at any time and from time to time to Transfer Shareholder’s Covered Shares pursuant to a bona fide sale into the public market in compliance with applicable securities laws.

(f)     Margining of Shares. Each Shareholder hereby agrees that it shall not at any time pledge any Covered Shares held by it other than the pledge of up to 25% of the total value as of the time of such pledge of any Covered Shares held by it as of record as collateral for indebtedness, subject to compliance with the Second Amended and Restated Lakes Entertainment, Inc. Policy on Avoidance of Insider Trading.

Section 4.     Additional Agreements.

(a)     Certain Events. In the event of any stock split, stock dividend, merger, reorganization, recapitalization or other change in the capital structure of Parent affecting any Shareholder’s Covered Shares or the acquisition of Additional Owned Shares or other securities or rights of Parent by any Shareholder or any of its Affiliates, (i) the type and number of such Shareholder’s Covered Shares shall be adjusted appropriately and (ii) this Agreement and the obligations hereunder shall automatically attach to any additional Covered Shares or other securities or rights of Parent issued to or acquired by such Shareholder or any of its Affiliates.

(b)     Additional Owned Shares. Each Shareholder hereby agrees to notify Parent promptly in writing of the number and description of any Additional Owned Shares of such Shareholder or its Affiliates (other than Additional Owned Shares issued to such Shareholder by Parent).

Section 5.       Term. This Agreement shall be effective as of the date hereof and shall continue in effect until, and shall automatically terminate on, the earlier of (i) the effective date of termination of the Merger Agreement in accordance with its terms prior to the Effective Time and (ii) the date that is three years after the Effective Time; provided, that (A) nothing herein shall relieve any party hereto from liability for any breach of this Agreement and (B) this Section 5 and Section 6 shall survive any termination of this Agreement.

Section 6.       Miscellaneous.

(a)     Entire Agreement. This Agreement (together with Schedule I and Exhibit A) and the Proxies constitute the entire agreement among the parties hereto with respect to the subject matter hereof and supersede all other prior agreements and understandings, both written and oral, among the parties hereto with respect to the subject matter hereof.

(b)     Reasonable Efforts. Subject to the terms and conditions of this Agreement, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws to consummate and make effective the transactions contemplated hereby. At any other party’s reasonable request and without further consideration, each party hereto shall execute and deliver such additional documents and take all such further lawful action as may be necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated hereby. Without limiting the foregoing, each Shareholder shall execute and deliver to the Parent and any of its designees any additional proxies, including with respect to its Additional Owned Shares, reasonably requested by the Parent in furtherance of this Agreement.

(c)     Assignment; Parties in Interest. A Shareholder shall not assign any of such Shareholder’s rights under this Agreement, in whole or in part, to any Person, without first obtaining the prior written consent of Parent (acting with the approval of its chief executive officer or the Board); provided, however, that prior to the Effective Time of the Merger, any such assignment may only be made with the prior written consent of the Company, which is an express third party beneficiary of this Agreement. This Agreement shall be binding upon and inure solely to the benefit of the Parties and their respective successors and assigns, and except as provided elsewhere in this Agreement and in this Section 6(c) with respect to the Company, nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

(d)     Binding Successors. Without limiting any other rights Parent may have hereunder in respect of any Transfer of any Shareholder’s Covered Shares, each Shareholder agrees that this Agreement and such Shareholder’s Proxy and the obligations hereunder and thereunder shall attach to such Shareholder’s Covered Shares beneficially owned by such Shareholder and its Affiliates and shall be binding upon any person to which legal or beneficial ownership of such Shareholder’s Covered Shares shall pass, whether by operation of law or otherwise, including, without limitation, such Shareholder’s heirs, guardians, administrators, representatives or successors.

(e)     Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly received) (i) upon receipt, if delivered personally or by first class mail, postage pre-paid, (ii) on the date of transmission, if sent by facsimile transmission (with confirmation of receipt), or (iii) on the Business Day after dispatch, if sent by nationally recognized, documented overnight delivery service, as follows:

If to the Company Stockholder:

The Blake L. Sartini and Delise F. Sartini Family Trust

6595 S Jones Blvd
Las Vegas, NV 89118

Attn: Joe Stone

Fax: (702) 891-4289

If to any Parent Shareholder:

At the address and facsimile number set forth against such Parent Shareholder’s name on Schedule I hereto.

If to Parent (prior to the Effective Time):

Lakes Entertainment, Inc.

130 Cheshire Lane

Minnetonka, MN 55305

Attn: Timothy Cope and Damon Schramm

Email: tcope@lakesentertainment.com; dschramm@lakesentertainment.com

Fax: (952) 449-7068

Copy to (which shall not constitute notice):

Gray, Plant, Mooty, Mooty & Bennett, P.A.

500 IDS Center

80 South Eighth Street

Minneapolis, MN 55402

Attn: Daniel R. Tenenbaum

Email: Daniel.Tenenbaum@gpmlaw.com

Fax: (612) 632-4050

If to Parent (after the Effective Time):

Golden Entertainment, Inc.

6595 S Jones Blvd
Las Vegas, NV 89118

Attn: Matthew Flandermeyer

Fax: (702) 891-4201

or to such other address or facsimile number as the person to whom notice is given may have previously furnished to the other parties hereto in writing in the manner set forth above.

(f)     Consent Required to Amend, Terminate or Waive. This Agreement may be amended or terminated and the observance of any term hereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a written instrument executed by (i) Parent, (ii) the Company Stockholder and (iii) Parent Shareholders holding a majority of the total number of Covered Shares then held by the Parent Shareholders. Notwithstanding the foregoing:

 (i)     this Agreement may not be amended or terminated and the observance of any term of this Agreement may not be waived with respect to any Parent Shareholder without the written consent of such Parent Shareholder unless such amendment, termination or waiver applies to all Parent Shareholders in the same fashion; and

  (ii)     any provision hereof may be waived by the waiving party on such party’s own behalf, without the consent of any other party.

Parent shall give reasonably prompt written notice of any amendment, termination or waiver hereunder to any Parent Shareholder that did not consent in writing thereto. Any amendment, termination or waiver effected in accordance with this Section 6(f) shall be binding on each party and all of such party’s successors and permitted assigns, whether or not any such party, successor or assignee entered into or approved such amendment, termination or waiver.

(g)     Severability. This Agreement shall be deemed severable; the invalidity, illegality or unenforceability of any term or provision of this Agreement shall not affect the validity, legality or enforceability of the balance of this Agreement or of any other term hereof, which shall remain in full force and effect. If any of the provisions hereof are determined to be invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible.

(h)     Remedies. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise of any such right, power or remedy by any party hereto shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

(i)     Specific Performance. Each party acknowledges and agrees that each party hereto will be irreparably damaged in the event any of the provisions of this Agreement are not performed by the parties in accordance with their specific terms or are otherwise breached, and that such party would not have an adequate remedy at law for money damages in such event. Accordingly, it is agreed that Parent and each Shareholder, without posting any bond or other undertaking, shall be entitled to an injunction to prevent breaches of this Agreement, and to specific enforcement of this Agreement and its terms and provisions in any action instituted in any court of the United States or any state having subject matter jurisdiction, this being in addition to any other remedy which any such party is entitled at law or in equity.

(j)     No Waiver. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with such party’s obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of such party’s right to exercise any such or other right, power or remedy or to demand such compliance.

(k)     Governing Law. This Agreement, and all matters arising hereunder or in connection herewith, shall be governed by, and construed in accordance with, the internal laws of the State of Minnesota without giving effect to the principles of conflict of laws.

(l)     Submission to Jurisdiction. Each party to this Agreement hereby irrevocably and unconditionally (i) consents to the submission to the exclusive jurisdiction of the courts of the State of Minnesota sitting in Hennepin County or in the absence of jurisdiction, of any federal court sitting in Hennepin County in the State of Minnesota for any actions, suits or proceedings arising out of or relating to this Agreement or the transaction contemplated hereby, (ii) agrees not to commence any action, suit or proceeding relating thereto except in such courts and in accordance with the provisions of this Agreement, (iii) agrees that service of any process, summons, notice or document by U.S. registered mail, or otherwise in the manner provided for notices in Section 6(f) hereof, shall be effective service of process for any such action, suit or proceeding brought against it in any such court, (iv) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any such action, suit or proceeding in such courts and (v) agrees not to plead or claim in any court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum. Each of the parties hereto agrees that a final judgment in any such action, suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

(m)     Waiver of Jury Trial. EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (C) IT MAKES SUCH WAIVERS VOLUNTARILY AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 6(m).

(n)     No Limitation. Nothing in this Agreement shall be construed to prohibit Mr. Sartini, Mr. Berman, any Director Designee or other person who is an officer or member of the Board from taking any action solely in his or her capacity as an officer or member of the Board or from taking any action consistent with his or her fiduciary duties in such capacity.

(o)    Interpretation. The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement. The words “include,” “includes” and “including” shall be deemed to be followed by “without limitation” whether or not they are in fact followed by such words or words of like import. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. No provision of this Agreement shall be interpreted for or against any party hereto because that party or its legal representatives drafted the provision. The words “hereof,” “hereto,” “hereby,” “herein,” “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not any particular section in which such words appear.

(p)    Further Assurances. At any time or from time to time after the date hereof, the parties agree to cooperate with each other, and at the request of any other party, to execute and deliver any further instruments or documents and to take all such further action as the other party may reasonably request in order to evidence or effectuate the consummation of the transactions contemplated hereby and to otherwise carry out the intent of the parties hereunder.

(q)    Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

(r)     Expenses. Each party shall pay such party’s own expenses incurred in connection with this Agreement.

(s)    Spousal Consent. If any individual Shareholder is married on the date of this Agreement and is a resident of Arizona, California, Idaho, Louisiana, Nevada, New Mexico, Texas, Washington, Wisconsin or the Commonwealth of Puerto Rico, such Shareholder’s spouse shall execute and deliver to Parent a consent of spouse in the form of Exhibit B hereto (“Consent of Spouse”), effective on the date hereof. If any individual Shareholder should marry or remarry subsequent to the date of this Agreement and, at such time, is a resident of Arizona, California, Idaho, Louisiana, Nevada, New Mexico, Texas, Washington or Wisconsin, such Shareholder shall within 30 days thereafter obtain his/her new spouse’s acknowledgement of and consent to the existence and binding effect of all restrictions contained in this Agreement by causing such spouse to execute and deliver a Consent of Spouse acknowledging the restrictions and obligations contained in this Agreement and agreeing and consenting to the same. Notwithstanding the execution and delivery thereof, such consent shall not be deemed to confer or convey to the spouse any rights in such Shareholder’s Covered Shares that do not otherwise exist by operation of law or the agreement of the parties.

(t)     No Ownership Interest. Nothing contained in this Agreement shall be deemed, upon execution, to vest in Parent any direct or indirect ownership or incidence of ownership of or with respect to any Shareholder’s Covered Shares. All rights, ownership and economic benefits of and relating to each Shareholder’s Covered Shares shall remain vested in and belong to such Shareholder, and Parent shall have no authority to or exercise any power or authority to direct any Shareholder in the voting of any of such Shareholder’s Covered Shares, except as otherwise provided herein.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have duly executed this Shareholders’ Agreement as of the date first above written.

LAKES ENTERTAINMENT, INC.

By:	/s/ Timothy Cope
Name: Timothy Cope
Title: President/CFO

THE BLAKE L. SARTINI AND DELISE F. SARTINI FAMILY TRUST

By:	/s/ Blake L. Sartini
Blake L. Sartini
Trustee

By:	/s/ Delise F. Sartini
Delise F. Sartini
Trustee

IN WITNESS WHEREOF, the parties hereto have duly executed this Shareholders’ Agreement as of the date first above written.

/s/ Lyle A. Berman
Lyle A. Berman

IN WITNESS WHEREOF, the parties hereto have duly executed this Shareholders’ Agreement as of the date first above written.

BERMAN CONSULTING CORPORATION

By:	/s/ Lyle A. Berman
	Name:	Lyle A. Berman
	Title:	President, CEO, CFO

IN WITNESS WHEREOF, the parties hereto have duly executed this Shareholders’ Agreement as of the date first above written.

BERMAN CONSULTING CORPORATION PROFIT SHARING PLAN

By:	/s/ Lyle A. Berman
	Name:	Lyle A. Berman
	Title:	Sole Proprietor

IN WITNESS WHEREOF, the parties hereto have duly executed this Shareholders’ Agreement as of the date first above written.

LYLE A. BERMAN REVOCABLE TRUST

By:	/s/ Lyle A. Berman
	Name:	Lyle A. Berman
	Title:	Trustee

IN WITNESS WHEREOF, the parties hereto have duly executed this Shareholders’ Agreement as of the date first above written.

BRADLEY BERMAN IRREVOCABLE TRUST

By:	/s/ Neil I. Sell
	Name:	Neil I. Sell
	Title:	Trustee

IN WITNESS WHEREOF, the parties hereto have duly executed this Shareholders’ Agreement as of the date first above written.

JULIE BERMAN IRREVOCABLE TRUST

By:	/s/ Neil I. Sell
	Name:	Neil I. Sell
	Title:	Trustee

IN WITNESS WHEREOF, the parties hereto have duly executed this Shareholders’ Agreement as of the date first above written.

AMY BERMAN IRREVOCABLE TRUST

By:	/s/ Neil I. Sell
	Name:	Neil I. Sell
	Title:	Trustee

IN WITNESS WHEREOF, the parties hereto have duly executed this Shareholders’ Agreement as of the date first above written.

JESSIE LYNN BERMAN IRREVOCABLE TRUST

By:	/s/ Neil I. Sell
	Name:	Neil I. Sell
	Title:	Trustee

SCHEDULE I

Name and Contact Information for Shareholder	Number of Shares of Parent Common Stock Beneficially Owned as of the Date Hereof

Lyle A. Berman One Hughes Center Drive, Unit 606 Las Vegas, NV 89169 Email: lberman@lakesentertainment.com Fax: (952) 449-7033	211,739
Berman Consulting Corporation One Hughes Center Drive, Unit 606 Las Vegas, NV 89169 Attention: Lyle Berman, President Email: lberman@lakesentertainment.com Fax: (952) 449-7033	211,403
Berman Consulting Corporation Profit Sharing Plan One Hughes Center Drive, Unit 606 Las Vegas, NV 89169 Attention: Lyle Berman Email: lberman@lakesentertainment.com Fax: (952) 449-7033	161,500
Lyle A. Berman Revocable Trust One Hughes Center Drive, Unit 606 Las Vegas, NV 89169 Attention: Lyle Berman, Trustee Email: lberman@lakesentertainment.com Fax: (952) 449-7033	1,830,833

Bradley Berman Irrevocable Trust Maslon Edelman Borman & Brand, LLP 3300 Wells Fargo Center 90 South Seventh Street Minneapolis, MN 55402 Attention: Neil I. Sell, Trustee Email: Neil.Sell@maslon.com Fax: (612) 642-8337 and/or 554 Canosa Ave. Las Vegas NV 89104 Attn: Douglas Dalton, Trustee Email: dldpoker702@gmail.com Fax: N/A	334,425
Julie Berman Irrevocable Trust Maslon Edelman Borman & Brand, LLP 3300 Wells Fargo Center 90 South Seventh Street Minneapolis, MN 55402 Attention: Neil I. Sell, Trustee Email: Neil.Sell@maslon.com Fax: (612) 642-8337 and/or 554 Canosa Ave. Las Vegas NV 89104 Attn: Douglas Dalton, Trustee Email: dldpoker702@gmail.com Fax: N/A	334,425

Amy Berman Irrevocable Trust Maslon Edelman Borman & Brand, LLP 3300 Wells Fargo Center 90 South Seventh Street Minneapolis, MN 55402 Attention: Neil I. Sell, Trustee Email: Neil.Sell@maslon.com Fax: (612) 642-8337 and/or 554 Canosa Ave. Las Vegas NV 89104 Attn: Douglas Dalton, Trustee Email: dldpoker702@gmail.com Fax: N/A	293,172
Jessie Lynn Berman Irrevocable Trust Maslon Edelman Borman & Brand, LLP 3300 Wells Fargo Center 90 South Seventh Street Minneapolis, MN 55402 Attention: Neil I. Sell, Trustee Email: Neil.Sell@maslon.com Fax: (612) 642-8337 and/or 554 Canosa Ave. Las Vegas NV 89104 Attn: Douglas Dalton, Trustee Email: dldpoker702@gmail.com Fax: N/A	293,172

EXHIBIT A

FORM OF IRREVOCABLE PROXY

Effective as of the Effective Time (as defined below), the undersigned shareholder (“Shareholder”) of Lakes Entertainment, Inc., a Minnesota corporation (to be renamed Golden Entertainment, Inc. at the Effective Time, “Parent”), hereby (i) irrevocably grants to, and appoints, Parent, and any person designated in writing by Parent, and each of them individually, as Shareholder’s proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of Shareholder, to vote all of Shareholder’s Covered Shares or grant a consent or approval in respect of Shareholder’s Covered Shares, in accordance with the terms of this Proxy and (ii) revokes any and all proxies given prior to the Effective Time in respect of Shareholder’s Covered Shares.

This Proxy is granted, effective as of the Effective Time, pursuant to that certain Shareholders’ Agreement, dated as of the date hereof, by and among Parent, Shareholder and the other parties thereto (the “Shareholders’ Agreement”). For the purposes of this Proxy, “Covered Shares” means (i) all shares of common stock, par value $0.01 per share, of Parent (“Parent Common Stock”) and any other equity securities of Parent which are beneficially owned by Shareholder or any of its Affiliates (as defined in the Shareholders’ Agreement) as of the Effective Time and (ii) all shares of Parent Common Stock and any other equity securities of Parent which are beneficially owned by Shareholder or any of its Affiliates and are acquired after the Effective Time and prior to the termination of the Shareholders’ Agreement. Shareholder’s Covered Shares as of the date hereof are set forth on the signature page hereof.

Shareholder hereby affirms that the irrevocable proxy set forth in this Proxy is given in connection with the execution of that certain Agreement and Plan of Merger (the “Merger Agreement”), dated as of the date hereof, by and among Parent, Lakes Golden Acquisition Corporation, a Nevada corporation and a wholly owned subsidiary of Parent (“Merger Subsidiary”), Sartini Gaming, Inc., a Nevada corporation (“Sartini Gaming”), and The Blake L. Sartini and Delise F. Sartini Family Trust, providing, among other things, for the merger of Merger Subsidiary with and into Sartini Gaming (the “Merger”), and that such irrevocable proxy is given to secure the performance of the duties of Shareholder under the Shareholders’ Agreement. References herein to the “Effective Time” refer to the effective time of the Merger. Shareholder hereby further affirms that the irrevocable proxy set forth in this Proxy is coupled with an interest and may under no circumstances be revoked. Shareholder hereby ratifies and confirms all that such irrevocable proxy may lawfully do or cause to be done by virtue hereof. Without limiting the generality of the foregoing, this Proxy is executed and intended to be irrevocable in accordance with the provisions of Section 302A.449 of the Minnesota Business Corporation Act.

The attorneys-in-fact and proxies named above are hereby authorized and empowered by the undersigned at any time after the Effective Time and prior to the termination of the Shareholders’ Agreement to act as the undersigned’s attorney-in-fact and proxy to vote Shareholder’s Covered Shares, and to exercise all voting, consent and similar rights of the undersigned with respect to Shareholder’s Covered Shares (including, without limitation, the power to execute and deliver written consents), at every annual, special, adjourned or postponed meeting of the shareholders of Parent and in every written consent in lieu of such a meeting:

(A)	in favor of any nominee or director recommended by the Board to be nominated for election to the Board, and

(B)	against the removal from the Board of any director previously nominated for election by the Board (unless such removal is recommended by the Board in compliance with the terms of this Agreement).

All obligations of the undersigned hereunder shall attach to Shareholder’s Covered Shares and shall be binding upon any person to which legal or beneficial ownership of such Shareholder’s Covered Shares shall pass, whether by operation of law or otherwise, including, without limitation, Shareholder’s heirs, guardians, administrators, representatives or successors.

[Signature Page Follows]

Dated:

[SHAREHOLDER]

Signature

Printed Name

Address

Covered Shares:

Pursuant to the requirements set forth in Section 302A.449, subd. 1 of the Minnesota Business Corporation Act, Lakes Entertainment, Inc. acknowledges receipt of this Irrevocable Proxy.

LAKES ENTERTAINMENT, INC.

By:

Name:

Title:

[Signature Page to Irrevocable Proxy (Shareholders’ Agreement)]

EXHIBIT B

CONSENT OF SPOUSE

I, ____________________, spouse of ______________, acknowledge that I have read the Shareholders’ Agreement, dated as of __________________, 2015, to which this Consent is attached as Exhibit B (the “Agreement”), and that I know the contents of the Agreement. I am aware that the Agreement contains provisions regarding the voting and transfer of shares of capital stock of Parent that my spouse may own, including any interest I might have therein.

I hereby agree that my interest, if any, in any shares of capital stock of Parent subject to the Agreement shall be irrevocably bound by the Agreement and further understand and agree that any community property interest I may have in such shares of capital stock of Parent shall be similarly bound by the Agreement.

I am aware that the legal, financial and related matters contained in the Agreement are complex and that I am free to seek independent professional guidance or counsel with respect to this Consent. I have either sought such guidance or counsel or determined after reviewing the Agreement carefully that I will waive such right.

Dated:
Name of Shareholder’s Spouse